RULES OF THE
                         SHIRE PHARMACEUTICALS GROUP PLC
                       2000 EXECUTIVE SHARE OPTION SCHEME

                      Adopted by the Company on 7 July 2000

 Approved by the Inland Revenue on 12 September 2000 under reference X20983/DJT














                                 Arthur Andersen
                                  Abbots House
                                  Abbey Street
                                     Reading
                                     RG1 6SW

                               Tel: 0118 950 8141


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                                    CONTENTS


                                                                            Page

PART A  Approved Options                                                       1
1.      Definitions                                                            1
2.      Grant of Options                                                       6
3.      Number of Shares in respect of which Options may be granted            8
4.      Rights of exercise and lapse of Options                                9
5.      Take-over, reconstruction and winding-up                              12
6.      Manner of exercise                                                    14
7.      Issue or transfer of Shares                                           14
8.      Adjustments                                                           15
9.      Administration                                                        16
10.     Alterations                                                           17
11.     Legal entitlement                                                     18
12.     General                                                               19
PART B  Unapproved Options                                                    20











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                  RULES OF THE SHIRE PHARMACEUTICALS GROUP PLC

                       2000 EXECUTIVE SHARE OPTION SCHEME

PART A - Approved Options

1.     DEFINITIONS

1.1 In this Scheme, the following words and expressions shall have, where the context so admits, the meanings set forth below:

       "Administrator"          As determined by the Committee, either:

                                (A)    any third party administrator of the
                                       Scheme as duly appointed and authorised
                                       by the Committee; or

                                (B)    the Company;

       "Appropriate Period"     The meaning given by Paragraph 15(2) of Schedule
                                 9 to the Taxes Act.

       "Associated Company"    In relation to the Company:

                                (A)    any company which has Control of the
                                       Company; and

                                (B) any company which is under the Control of the Company or any company referred to in
                                        (A) above.

       "Auditors"               The auditors of the Company for the time being
                                or in the event of there being joint auditors such one of them as the Board shall select.


       "Board" The board of directors for the time being of the Company or a duly authorised committee thereof.


       "Close Company"          A close company as defined in Section 414(1) of
                                the Taxes Act as varied by Paragraph 8 of
                                Schedule 9 to the Taxes Act.


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       The "Committee"          Either:

                                (A)   In relation to the grant of Options to
                                      executivedirectors of the Company, the
                                      Remuneration Committee; or

                                (B)   in relation to the grant of Options to
                                      other employees, such other uly authorised committee of the Board as may be appointed from time to time.

       The "Company"            Shire Pharmaceuticals Group plc (registered no.
                                02993758).

       "Control"                The meaning given by Section 840 of the Taxes
                                Act.

       "Daily Official List" The register of listed securities and the prices of transactions published by the London Stock Exchange.

       "Date of Grant"          The date on which an Option is granted.

       "Dealing Day" Any day on which the London Stock Exchange is open for the transaction of business.

       "Eligible Employee"      Any person who at the Date of Grant is:

                                (A) an executive director of a Participating Company on terms which require him to devote not less than 25 hours per week (excluding meal breaks) to his duties; or

                                (B) an employee of a Participating Company; and is not precluded by
                                      Paragraph 8 of Schedule 9 to the Taxes Act from participating in the Scheme; and is not within two years of his Retirement in accordancewith the terms of his contract of employment.

       "Employees' Share
         Scheme"                The meaning given by Section 743 of the
                                Companies Act 1985.


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       "Excess Shares"          The aggregate number of Shares which were they
                                to be acquired by an Eligible Employee on the exercise of any option would cause the limit specified in Rule 2.3 to be exceeded.

       "Executive               Share Scheme" A share scheme in which
                                participation is discretionary (for the
                                avoidance of doubt, excluding any sharesave scheme or any employee stock purchase plan).

       "Exercise Price"         The total amount payable in relation to
                                the exercise of an Option, whether in whole or in part, being an amount equal to the relevant
                                Option Price multiplied by the number of Shares in respect of which the Option is exercised.

       "Grantor"                The Committee or the Trustees acting on the
                                recommendation of the Committee.

       "Grant Period"           The period of 42 days commencing on any of the
                                following:

                                (A) the day on which the Scheme is adopted by the Company.

                                (B) the day on which the Scheme is approved by the Inland Revenue;

                                (C) the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half-year or other period;

                                (D) any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Options; or

                                (E)   any day on which any change to the
                                      legislation affecting company share option schemes approved by the Inland Revenue under the Taxes Act is


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                                     proposed or made.

       "Group Member"           A Participating Company or a body corporate
                                which is (within the meaning of Section 736 of the Companies Act 1985) the Company's holding company or a Subsidiary of the Company's holding company or any other body corporate nominated by the Board for this purpose which is not under the control of any single person, but is under the control of two or more persons, one of whom being the Company or the Company's holding company and in relation to which the Company or, as the case may be, the Company's holding company is able (whether directly or indirectly) to exercise 20% or more of its equity voting rights.

       "London Stock Exchange"  The London Stock Exchange Limited.

       "Market Value"           In relation to a Share on any day:

                                (A) if and so long as the Shares are listed on the London Stock Exchange, its middle market quotation (as derived from the Daily Official List on that day or if that day is not a Dealing Day then the Daily Official List for the most recent Dealing
                                      Day);

                                (B) subject to (A) above, its market value, determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Inland Revenue.

       "Material Interest"      The meaning given by Section 187(3) of
                                the Taxes Act as extended at Paragraph 8 of
                                Schedule 9 of the Taxes Act.

       "Member of a
         Consortium"            The meaning given by Section 187(7) of the Taxes
                                Act.

       "Option" A right to acquire Shares under the Scheme which is either subsisting or is proposed to be granted.


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       "Option Price"           The price per Share, as determined by the
                                Grantor, at which an Eligible Employee may acquire Shares upon the exercise of an Option granted to him being not less than the higher of:


                                (A) the Market Value of a Share on the Date of Grant (or, if the Grantor determines, the average of the Market Values on the three Dealing Days immediately preceding the Date of Grant or the Market Value at such earlier time or times as may be determined by the Grantor and previously agreed in writing with the Inland Revenue); and

                                (B) if the Shares are to be subscribed, their nominal value;

                                but subject to any adjustment pursuant to Rule
                                8.

       "Part A"                 Means Part A of the Scheme;

       "Part  B"                Means Part B of the Scheme, being that part
                                of the Scheme, which has not been approved by the Board of the Inland Revenue in accordance with Schedule 9 to the Taxes Act, in its present form or as from time to time amended in accordance with the provisions hereof.

       "Participant"            Any Eligible Employee to whom an Option has been
                                granted, or (where the context so admits) the personal representative of any such person.

       "Participating Company"  (A)   The Company; and

                                (B)   Any other company which is under the
                                      Control of the Company, is a Subsidiary of the Company and which has been expressly designated by the Board as being a Participating Company.

       "Retirement"             Retirement on or after the Participant's normal
                                retirement date (or such other date as the Committee may determine).


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       "Scheme"                 The Shire Pharmaceuticals Group plc 2000
                                Executive Share Option Scheme in its present form or as from time to time amended in accordance with the provisions hereof.

       "Share" A fully paid ordinary share in the capital of the Company which satisfies the requirements of Paragraphs 10 to 14 of Schedule 9 to the Taxes Act.

       "Subsidiary"             The meaning given by Section 736 of the
                                Companies Act 1985.

       "Taxes Act"              The Income and Corporation Taxes Act 1988.

       "Trustees"               The trustee or trustees for the time being of
                                any employee benefit trust established for the benefit of beneficiaries including all or substantially all of the Eligible Employees.


1.2 Words and expressions not otherwise defined herein have the same meaning they have in the Taxes Act.

1.3 Where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

1.4 Reference in the rules of the Scheme to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and shall include any regulations made thereunder. The Interpretation Act 1978 shall apply to these Rules on the same basis as if they were an Act of Parliament.

1.5 The headings in the rules of the Scheme are for the sake of convenience only and should be ignored when construing the rules.

2.     GRANT OF OPTIONS

2.1 The Grantor may during a Grant Period grant Options at the Option Price to Eligible Employees at its absolute discretion.


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2.2    The Grantor shall at the Date of Grant impose such condition or conditions on the exercise of an Option as determined by the Grantor. Such conditions:

       2.2.1  must be objective and stated in writing at the Date of Grant; and

       2.2.2 must not be waived, varied or amended by the Grantor unless in accordance with the terms of such conditions or, where any waiver, variation or amendment is at the discretion of the Grantor, it shall only be exercised in a manner which the Grantor has determined fair and reasonable and, if events happen which cause the Grantor, acting fairly and reasonably, to consider that the waived, varied or amended condition would be appropriate and would result in the waived, varied or amended condition being not substantially more or less difficult to satisfy than the condition as it existed immediately prior to such waiver, variation or amendment.

2.3 No Option shall be granted to an Eligible Employee at any time if it would result in:

       2.3.1 the aggregate Market Value of the Shares which he may acquire in pursuance of rights obtained under the Scheme; and

       2.3.2 the aggregate market value of shares which the Eligible Employee could acquire by the exercise of an Option under any other Executive Share Scheme approved under Schedule 9 to the Taxes Act and established by the Company or any Associated Company and not exercised exceeding (pound)30,000 or such other limit contained from time to time in Paragraph 28(1) of Schedule 9 to the Taxes Act. If an Option is granted over Excess Shares, the Grantor shall forthwith notify the Eligible Employee of this fact. The Grantor may call in the Option Certificate for endorsement, replacement or cancellation (as appropriate). If an Option is granted over Excess Shares, such Option shall only take effect to the extent that the aggregate market value of the shares (as calculated above) does not cause the above limit to be exceeded.

2.4 The grant of an Option shall be subject to obtaining any approval or consent required under any applicable laws, regulations of governmental authority and the requirements of the London Stock Exchange and any other securities exchange on which the Shares are traded.

2.5 As soon as practicable after grant, the Grantor shall issue to each Participant a duly executed certificate in respect of the Option in such form as the Grantor may from time to time prescribe. Such certificate must be sealed by the Grantor or executed as a deed on behalf of the Grantor and must state:


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       2.5.1  the number of Shares over which the Option has been granted to the
              Participant;

       2.5.2  the Option Price;

       2.5.3 the condition or conditions imposed pursuant to Rule 2.2 on the exercise of the Option;

       2.5.4  the Date of Grant; and

       2.5.5  the date on which the Option will lapse pursuant to Rule 4.4.1.

2.6    No payment to the Grantor shall be required on the grant of an Option.

2.7 Subject to the rights of exercise by the Participant's personal representatives pursuant to Rule 4.2, every Option shall be personal to the Participant to whom it is granted and shall not be transferable or in any way alienable.

2.8 A Participant may surrender his Option in whole or part within the period of 30 days immediately following the Date of Grant and if an Option, or any part of an Option is so surrendered, it shall be deemed for all purposes not to have been granted.

2.9 If an Eligible Employee's remuneration comprises either wholly or in part payments in a currency other than pounds sterling ("foreign currency"), for the purpose of calculating the maximum number of Shares which may be acquired pursuant to the exercise of Options under the Scheme, that foreign currency shall be converted into pounds sterling at the mid-market spot rate for that currency at the close of business published by the Financial Times on the Date of Grant, or if this is not a Dealing Day, the mid-market spot rate for that currency at the close of business published in the Financial Times on the next preceding Dealing Day.

3.     NUMBER OF SHARES IN RESPECT OF WHICH OPTIONS MAY BE GRANTED

3.1 The number of Shares which may be allocated under the Scheme on any day shall not, when added to the aggregate of the number of Shares which have been allocated in the previous ten years under the Scheme and under any other Employees' Share Scheme (including a sharesave scheme or an employee stock purchase plan) adopted by the Company or any Subsidiary, exceed such number as represents ten per cent of the ordinary share capital of the Company in issue immediately prior to that day.


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3.2    In determining the above limits:

       3.2.1 any Shares issued or which may be issued to the Trustees to satisfy any Options which they have agreed to satisfy in accordance with Rule 2.1 shall be included; and

       3.2.2 no account shall be taken of any Shares where the right to acquire such Shares was released or lapsed without being exercised, including pursuant to Rule 2.8 above.

3.3 References in this Rule to the "allocation" of Shares shall mean, in the case of any share option Scheme, the placing of unissued shares under option and, in relation to other types of Employees' Share Schemes, shall mean the issue and allotment of shares.

4.     RIGHTS OF EXERCISE AND LAPSE OF OPTIONS

4.1    An Option:

       4.1.1 save as provided in Rules 4.2, 4.3, 4.5 and 5 below shall not be exercised earlier than the third anniversary of the Date of Grant or such other later or earlier date as is determined by the Grantor at the Date of Grant;

       4.1.2 save as provided in Rules 4.2, 4.3, 4.5 and 5 below, may only be exercised by a Participant whilst he is a director or employee of a Group Member;

       4.1.3 other than when Options are exercised pursuant to Rules 4.2, 4.3 (with the exception of 4.3.2.3) and 5.5, may only be exercised if any conditions (as waived, varied or amended) imposed pursuant to Rule 2.2 have been fulfilled to the satisfaction of the Grantor.

       4.1.4 may not be exercised at any time when a Participant has or has had within the preceding 12 months a Material Interest in a Close Company which is:

              4.1.4.1   the Company; or

              4.1.4.2 any company which has Control of the Company or is a Member of a Consortium which owns the Company; and

4.2 An Option may be exercised in the period of one year following the death of a Participant.

4.3 An Option may be exercised within the period which shall expire on the latest of :


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              4.3.1.1   twelve months following the date on which the
                        Participant ceases to hold an office or employment with a Group Member;

              4.3.1.2   42 months after the date of Grant; and

              4.3.1.3 42 months after the date he last exercised an Option to which Section 185(3) of the Taxes Act applied,

       if such cessation is as a result of:

              4.3.2.1   injury or disability;

              4.3.2.2 redundancy within the meaning of the Employment Rights Act 1996;

              4.3.2.3   Retirement;

              4.3.2.4   early retirement by agreement with his employer;

              4.3.2.5   the company which employs him ceasing to be a Group
                        Member;

              4.3.2.6 the transfer or sale of the undertaking or part-undertaking in which he is employed to a person who is not a Group Member; or

              4.3.2.7 any other reason determined at the discretion of the Grantor within a period of time from ceasing to hold an office or employment with a Group Member as determined by the Grantor. For the purpose of this Rule 4.3.2.7, an Option will not be capable of being exercised prior to the Grantor exercising its discretion.

       For the purposes of Rule 4.3.1, a Participant shall not be treated as ceasing to be an employee or a director of a Group Member until such time as he is no longer a director or employee of any Group Member.

4.4 Options shall lapse upon the occurrence of the earliest of the following events:

       4.4.1  the tenth anniversary of the Date of Grant;

       4.4.2 the expiry of any of the periods specified in Rule 4.2 and 4.3 (save that if at the time any of the applicable periods under Rule
              4.3 expire, time is running under the period in Rule


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              4.2, the Option shall not lapse by reason of this Rule 4.4.2 until the expiry of the period under Rule 4.2);

       4.4.3 the expiry of any of the periods specified in Rules 5.1, 5.3, 5.4 and 5.5 save where an Option is released in consideration of the grant of a New Option (during one of the periods specified in Rules 5.1, 5.3 or 5.4) pursuant to Rule 5.6;

       4.4.4 the Participant ceasing to hold an office or employment with a Group Member in any circumstances other than:

              4.4.4.1 where the cessation of office or employment arises on any of the grounds specified in Rules 4.2 or 4.3 provided that an Option shall not be regarded as having lapsed pursuant to this Rule 4.4.4.1. if the Grantor determines within one month of the Participant ceasing to hold his office or employment that the Participant ceased to hold the office or employment in accordance with Rule 4.3.2.6; or

              4.4.4.2 where the cessation of office or employment arises on any ground whatsoever during any of the periods specified in Rule 5 save where an Option is released in consideration of the grant of a New Option (during one of the periods specified in Rules 5.1, 5.3 or 5.4) pursuant to Rule 5.6;

       4.4.5 subject to Rule 5.5, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

       4.4.6 the Participant being deprived of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt.

4.5 If a Participant, while continuing to hold an office or employment with a Group Member, is transferred to work in another country and as a result of that transfer the Participant will either:

       4.5.1 become subject to income tax on his remuneration in the country to which he is transferred such that he will suffer a tax disadvantage upon exercising his Option; or

       4.5.2 becomes subject to restrictions on his ability to exercise his Option or to deal in the Shares that may be acquired upon the exercise of that Option by reason of or in consequence of, the securities laws or exchange control laws of the country to which he is transferred;


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       the Participant may, at the discretion of the Grantor, exercise his
       Option in the period commencing three months before and ending three months after the transfer has taken place.

4.6 No Option may be granted, exercised, released or surrendered at a time when such grant, exercise, release or surrender would not be in accordance with the "Model Code on Directors' Dealings in Securities" issued by the London Stock Exchange as amended from time to time.

5.     TAKEOVER, RECONSTRUCTION AND WINDING-UP

5.1 Subject to Rule 5.3 below, if any person obtains Control of the Company as a result of making, either:

       5.1.1 a general offer to acquire the whole of the issued ordinary share capital of the Company (which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company); or

       5.1.2 a general offer to acquire all the shares in the Company which are of the same class as the Shares;

       the Committee shall within seven days of becoming aware thereof notify every Participant thereof and an Option may, provided that any exercise conditions imposed on the relevant Option pursuant to Rule 2.2 (as waived, varied or amended) have been fulfilled (or waived) to the satisfaction of the Grantor, be exercised within one month of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

5.2 For the purpose of Rule 5.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert (as defined by the City Code on Take-overs and Mergers) with him have together obtained Control of it.

5.3 If any person becomes bound or entitled to acquire Shares under Sections 428 to 430F of the Companies Act 1985 an Option may, provided that any exercise conditions imposed on the relevant Option pursuant to Rule 2.2 (as waived, varied or amended) have been fulfilled (or waived) to the satisfaction of the Grantor be exercised at any time when that person remains so bound or entitled.

5.4 If under Section 425 of the Companies Act 1985 it is proposed that the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a Scheme for


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        the reconstruction of the Company or its amalgamation with any other company or companies the Company shall give notice thereof to all Participants at the same time as it sends notices to members of the Company calling the meeting to consider such a compromise or arrangement. The Participant may then exercise the Option subject to the terms of this Rule before the earlier of the expiry of six months from the date of such notice and the date on which the Court sanctions the compromise or arrangement, provided that any exercise conditions imposed on the relevant Option pursuant to Rule 2.2 (as waived, varied or amended) have been fulfilled (or waived) to the satisfaction of the Grantor. The Option shall then lapse conditionally on such compromise or arrangement being sanctioned by the Court and becoming effective. The exercise of an Option under this Rule shall be conditional on such compromise or arrangement being sanctioned by the Court and becoming effective. After exercising the Option the Participant shall transfer or otherwise deal with the Shares issued to him so as to place him to the extent permitted by the Board in the same position (so far as possible) as would have been the case if such shares had been subject to such compromise or arrangement.

5.5 If notice is duly given of a resolution for the voluntary winding-up of the Company, the Company shall give notice thereof to all Participants. An Option may then be exercised until the resolution is duly passed or defeated or the meeting concluded or adjourned sine die provided that any such exercise of an Option pursuant to this Rule shall be conditional upon the said resolution being duly passed. If such resolution is duly passed all Options shall, to the extent that they have not been exercised, lapse immediately.

5.6 If Options become exercisable pursuant to any of Rules 5.1, 5.3 or 5.4 above and in the case of an Option becoming exercisable pursuant to Rule
       5.4 provided that any company obtains Control in pursuance of the compromise or arrangement, any Participant may at any time within the Appropriate Period, by agreement with the relevant company, release any Option which has not lapsed ("the Old Option") in consideration of the grant to him of an Option ("the New Option") which (for the purposes of Paragraph 15 of Schedule 9 to the Taxes Act) is equivalent to the Old Option but relates to shares in a different company (whether the company which has obtained Control of the Company itself or some other company falling within Paragraph 10(b) or (c) of Schedule 9 to the Taxes Act).

5.7 The New Option shall not be regarded for the purposes of Rule 5.6 as equivalent to the Old Option unless the conditions set out in Paragraph 15(3) of Schedule 9 to the Taxes Act are satisfied but so that the provisions of the Scheme shall for this purpose be construed as if:

       5.7.1 the New Option were an option granted under the Scheme at the same time as the Old Option;


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

       5.7.2 except for the purpose of the definition of "Participating Company" in Rule 1 and the reference to "the Company" in Rule 10.2, the reference to Shire Pharmaceuticals Group plc in the definition of "the Company" in Rule 1 were a reference to the different company mentioned in Rule 5.6; and

       5.7.3  all conditions imposed by Rule 2.2 have been satisfied.

6.     MANNER OF EXERCISE

6.1 An Option may be exercised, in whole or in part provided always that until such time as the Board determines otherwise an Option may not be exercised in respect of less than 1,000 Shares unless, on the date of exercise, the Option is over less than 1,000 Shares.

6.2 An Option may be exercised by the delivery to the Administrator of an option certificate covering at least all the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed and signed by the Participant (or by his duly authorised agent) together with a remittance for the Exercise Price payable to the Company (as agent for Trustees where the Trustees have agreed to satisfy the Option pursuant to Rule 2.1) in respect of the Shares over which the Option is to be exercised. If any conditions must be fulfilled before an Option may be exercised, the delivery of the certificate shall not be treated as effecting the exercise of an Option unless and until the Grantor is satisfied that the conditions have been fulfilled. The Grantor shall state whether the conditions have been fulfilled to its satisfaction as soon as practicable following the expiry of any performance period over which the fulfilment of conditions was to be measured or where a performance period is not relevant within 14 days of receipt of the documentation referred to above.

6.3 The effective date of exercise shall be the later of the date of delivery of the notice of exercise and the date that the Grantor states that the conditions imposed by Rule 2.2 have been fulfilled. For the purposes of this Scheme a notice of exercise shall be deemed to be delivered when it is received by the Administrator.

7.     ISSUE OR TRANSFER OF SHARES

7.1 Subject to Rule 7.3, Shares to be issued pursuant to the exercise of an Option shall be allotted to the Participant (or his nominee) within 30 days following the date of effective exercise of the Option.


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

7.2 Subject to Rule 7.4, the Grantor shall procure the transfer of any Shares to be transferred to a Participant (or his nominee) pursuant to the exercise of an Option within 30 days following the date of effective exercise of the Option.

7.3 The allotment or transfer of any Shares under the Scheme shall be subject to obtaining any such approval or consent as is mentioned in Rule 2.5 above.

7.4 Shares issued pursuant to the Scheme will rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any right attaching to Shares by reference to a record date preceding the date of exercise.

7.5 If Shares are transferred pursuant to the Scheme the Participant shall not be entitled to any rights attaching to Shares by reference to a record date preceding the date of exercise.

7.6 If and so long as the Shares are listed on the London Stock Exchange, the Company shall apply for listing of any Shares issued pursuant to the Scheme as soon as practicable after the allotment thereof.

8.     ADJUSTMENTS

8.1 The number of Shares over which an Option is granted, the conditions of exercise and the Option Price thereof (and where an Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired) shall be adjusted in such manner as the Board shall determine following any capitalisation issue, any offer or invitation made by way of rights, subdivision, consolidation, reduction or other variation in the share capital of the Company which in the opinion of the Auditors justifies such an adjustment, to the intent that (as nearly as may be without involving fractions of a Share) the aggregate Exercise Price payable in respect of an Option shall remain unchanged provided that no adjustment shall be made pursuant to this Rule 8.1 without the prior approval of the Inland Revenue (so long as the Scheme is approved by the Inland Revenue).

8.2 Apart from pursuant to this Rule 8.2, no adjustment under Rule 8.1 above may have the effect of reducing the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares any such adjustment may only be made if the reduction of the Option Price of Options over both issued and unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares shall only be made if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price and to apply such sum in paying up such amount on such Shares so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

8.3 The Grantor may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 8 and to call in, cancel, endorse, issue or reissue any certificate consequent upon such adjustment.

9.     ADMINISTRATION

9.1 Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by post, it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped.

9.2 The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.

9.3 In the case of partial exercise of an Option, the Grantor may in consequence call in, endorse, cancel and reissue, as it considers appropriate, any certificate for the balance of the Shares over which the Option was granted.

9.4 If any certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Grantor may require.

9.5 The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed or the Grantor shall procure that sufficient Shares are available for transfer to satisfy all Options under which Shares may be acquired.

9.6 The Scheme shall be operated by the Board. The Board shall have full authority, consistent with the Scheme, to operate the Scheme, including authority to interpret and construe any provision of the Scheme and to adopt such regulations for administering the Scheme and such forms of exercise as it may deem necessary or appropriate. Decisions of the Board shall be final and binding on all parties.

9.7 The costs of introducing and administering the Scheme shall be borne by the Participating Companies.

10.    ALTERATIONS

10.1 Subject to Rules 10.2 and 10.4, the Board may at any time (but only with the prior consent of the Trustees if there are subsisting Options which they have agreed to satisfy) alter or add to all or any of the provisions of the Scheme in any respect, provided that if an alteration or addition is made at a time when the Scheme is approved by the Inland Revenue under
       Schedule 9 to the Taxes Act it shall not have effect until it has been approved by the Inland Revenue.

10.2 Subject to Rule 10.3, no alteration or addition to the advantage of Participants or employees shall be made under Rule 10.1 without the prior approval by ordinary resolution of the members of the Company in general meeting.

10.3 Rule 10.2 shall not apply to any minor alteration or addition which is to benefit the administration of the Scheme, is necessary or desirable in order to obtain or maintain Inland Revenue approval of the Scheme under
       Schedule 9 to the Taxes Act or any other enactment or to take account of any change in legislation or to obtain or maintain favourable taxation, exchange control or regulatory treatment for the Company, or any Subsidiary of the Company or any Participant.

10.4 No alteration or addition shall be made under Rule 10.1 which would abrogate or adversely affect the subsisting rights of a Participant unless:

       10.4.1 the Committee shall have invited every relevant participant to give an indication as to whether or not he approves the alteration or addition; and

       10.4.2 the alteration or addition is approved by a majority of those Participants who have given such an indication,

       and for the purpose of this Rule 10.4 the provisions of the Articles of Association of the Company relating to shareholder meetings shall apply mutatis mutandis.

10.5 Notwithstanding any other provision of the Scheme other than Rule 10.1 the Board may, in respect of Options granted to Eligible Employees who are or who may become subject to taxation outside the United Kingdom on their remuneration amend or add to the provisions of the Scheme and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws provided that the rights attaching to Options granted to such Eligible Employees are clearly stated at the Date of Grant and will not be varied after the Date of Grant (otherwise than pursuant to Rules 10.1 to 10.4) and the terms are not overall more favourable than the terms of Options granted to other Eligible Employees.

10.6 As soon as reasonably practicable after making any alteration or addition under Rule 10.1, the Board shall give written notice thereof to any Participant materially affected thereby.

10.7 No alteration shall be made to the Scheme if following the alteration the Scheme would cease to be an Employees' Share Scheme.

11.    LEGAL ENTITLEMENT

11.1 Nothing in the Scheme or in any instrument executed pursuant to it will confer on any person any right to continue in employment, nor will it affect the right of the provider of any service relationship to terminate the employment of any person without liability at any time with or without cause, nor will it impose upon the Board (or if so delegated, the Committee) or any other person any duty or liability whatsoever (whether in contract, tort or otherwise) in connection with:

       11.1.1  the lapsing of any Option pursuant to the Scheme;

       11.1.2 the failure or refusal to exercise any discretion under the Scheme; and/or

       11.1.3 a Participant ceasing to be a person who has a service relationship for any reason whatever.

11.2 Options shall not (except as may be required by taxation law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

11.3 Any person who ceases to have the status or relationship of an employee with any Group Member as a result of the termination of his employment for any reason and however that termination occurs, whether lawfully or otherwise, shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or employment or otherwise to any sum, damages or other benefits to compensate that person for the loss of alteration of any rights, benefits or expectations in relation to any Option, the Scheme or any instrument executed pursuant to it.


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

11.4 The benefit of this Rule 11 is given to the Company for itself and as trustee and agent of each Group Member. To the extent that this Rule benefits any company which is not a party to the Scheme, the benefit shall be held on trust and as agent by the Company for such company and the Company may, at its discretion, assign the benefit of this Rule 11 to any such company.

12.    GENERAL

12.1 The Scheme shall terminate upon the tenth anniversary of its approval by the Company or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.

12.2 The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes, to the extent permitted by
       Section 153 of the Companies Act 1985. In addition, the Company may require any Subsidiary to enter into such other agreement or agreements as it shall deem necessary to oblige such Subsidiary to reimburse the Company for any other amounts paid by the Company hereunder, directly or indirectly in respect of such Subsidiary's employees. Nothing in the Scheme shall be deemed to give any employee of any Participating Company any right to participate in the Scheme.

12.3 These Rules shall be governed by and construed in accordance with the laws of England.

            SHIRE PHARMACEUTICALS GROUP PLC 2000 SHARE OPTION SCHEME
                                   SCHEDULE I
                           PART B - UNAPPROVED SCHEME


1.1. For the purpose of Options granted under this Schedule, all of the rules of the Scheme shall apply except that:

       1.1.1 the definition of Share for these purposes shall be a fully paid ordinary share in the capital of the Company;

       1.1.2 the definition of PAYE Liability shall be "the amount of all taxes and/or social security contributions payable by a Participant which a Participating Company, other Group Member or any other person (other than the Participant) (hereafter referred to as the "Relevant Payer") would be required to account for to the Inland Revenue or other taxation authority if a Participant exercised an Option";

       1.1.3   Rule 2.3 shall be deleted;

       1.1.4 Rule 2.8 shall be amended so that Options may be transferred with the prior written agreement of the Board and such transfer shall be subject to such conditions as the Board may prescribe at that time;

       1.1.5 References in the Rules of the Scheme to approval by the Inland Revenue shall be disregarded;

       1.1.6 Rule 5.6 shall be amended so that the references to Paragraphs 15 and 10(b) or (c) of Schedule 9 to the Taxes Act are deleted;

       1.1.7 Rule 5.7 shall be amended so that the reference to Paragraph 15(3) of Schedule 9 to the Taxes Act is deleted;

       1.1.8 In the event that any PAYE Liability becomes due on the exercise of an Option, the Option may not be exercised unless:

               1.1.8.1 the Relevant Payer is able to deduct an amount equal to the whole of the PAYE Liability from the Participant's net pay for the relevant pay period; or

               1.1.8.2 the Participant has paid to the Relevant Payer an amount equal to the PAYE Liability; or

               1.1.8.3 the Participant has given irrevocable instructions to the Company's brokers (or any other person acceptable to the Company) for the sale of sufficient Shares acquired on the exercise of the Option to realise an amount equal to the PAYE Liability and the payment of the PAYE Liability to the Relevant Payer; or

               1.1.8.4  the Grantor determines otherwise.

       1.1.9 The Grantor may make an adjustment in accordance with Rule 8 in the event of any demerger of the Company.

2.1 If the Committee so decides, this Rule 2 shall apply to any director or employee of a Participating Company who is, or may become, subject to taxation in the US.

2.2    In this Rule 2:

      2.2.1 "Code" means the United States of America Internal Revenue Code of 1986 (as amended),

      2.2.2    "ISO" means an incentive stock option within the meaning of section 422 of the Code except that an Option shall not be an incentive stock option if the option states that it is intended not to be incentive stock option,

      2.2.3    "NQSO" means an option which is not an ISO; and

      2.2.4    "US" means the United States of America.

2.3 The Committee may grant options which qualify as ISOs or as NQSOs; the Committee must state whether the option is to be an ISO or NQSO.

2.4 Where the Committee grants a person an Option which is to be an ISO, then:
      2.4.1 it must be granted within 10 years after the date on which the Scheme is approved by shareholders or established by the Board, whichever is the earlier;

      2.4.2 the price per share at which the Option may be exercised must not be less than an amount equal to the fair market value of a share on the Grant Date;

      2.4.3 the option may not in any circumstances be exercised more than 10 years after its Grant Date;

      2.4.4 to the extent required for "incentive stock option" treatment under the Code, the aggregate fair market value (determined as of the Grant Date) of the shares with respect to which ISOs granted under this Scheme and any other Scheme or scheme of the Company or its "subsidiaries" or "parents" (a such terms are defined in Section 424 of the Code) become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; and

      2.4.5 the option by its terms may not be transferable other than by will or the laws of descent and distribution, and it may be exercised, during the lifetime of the Participant, only by the Participant.

2.5 Subject to appropriate adjustment by the Board under the circumstances set forth in Rule 8.1, the maximum number of Shares with respect to which Options may be granted during any calendar year to any Participant under the Scheme shall be such number of Shares as represents ten per cent of the ordinary share capital of the Company in issue at the start of that calendar year.

2.6 Subject to appropriate adjustment by the Board under the circumstances set forth in Rule 8.1, the maximum number of shares over which ISOs may be granted under this rule 2 is 25,000,000.


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